INFORMATION

FOR IMMEDIATE RELEASE

DENISE L. RAMOS RESIGNS
AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
OF FURNITURE BRANDS INTERNATIONAL

St. Louis, Missouri, May 21, 2007 - W.G. (Mickey) Holliman, Chairman and Chief Executive Officer of Furniture Brands International, Inc. (NYSE: FBN), today announced he has accepted the resignation of Denise L. Ramos as Senior Vice President and Chief Financial Officer of the company. Ms. Ramos is leaving to accept the position of Chief Financial Officer at ITT Corporation.

Mr. Holliman said, “Denise has made many contributions to Furniture Brands at an important point in the company’s history. A hallmark of her leadership is the tremendous financial team she has developed and I am confident they will carry her responsibilities in this transition period. All of us at Furniture Brands wish her well in her new role.”

The company will begin a search for a replacement and will evaluate internal and external candidates.

About Furniture Brands

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources and markets its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith.